Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES SECOND QUARTER RESULTS AND ANOTHER RECORD PERFORMANCE FROM WATER SEGMENT
Earnings Call to be held 7:30 am CT on Thursday, August 8, 2024
DALLAS, TX (August 7, 2024) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or “TPL”) today announced its financial and operating results for the second quarter of 2024.
Second Quarter 2024 Highlights
•Water Service and Operations segment achieved record performance for the following:

◦Water sales revenue of $40.7 million

◦Produced water royalties revenue of $25.3 million

◦Total segment revenues of $68.3 million

◦Total segment net income of $34.5 million

•Announced a target cash and cash equivalents balance of approximately $700 million. Above this targeted level, TPL will seek to deploy the majority of its free cash flow towards share repurchases and dividends. In conjunction with this announcement, the Company declared a special cash dividend of $10.00 per share, which was paid on July 15, 2024

•Consolidated net income of $114.6 million, or $4.98 per share (diluted)

•Consolidated revenues of $172.3 million

•Adjusted EBITDA(1) of $153.2 million

•Free cash flow (1) of $116.0 million

•Royalty production of 24.9 thousand barrels of oil equivalent (“Boe”) per day

•$6.3 million of common stock repurchases

•Quarterly cash dividend of $1.17 per share paid on June 17, 2024

•As of June 30, 2024, TPL’s royalty acreage had an estimated 6.3 net well permits, 9.5 net drilled but uncompleted wells, 4.0 net completed wells, and 73.3 net producing wells. Net producing wells added during the quarter had an average lateral length of approximately 10,366 ft.

Six Months Ended June 30, 2024 Highlights

•The Company announced the development of a new energy-efficient method of produced water desalination and treatment. The Company has successfully conducted a technology pilot and is progressing towards the construction of a larger test facility with an initial capacity of 10,000 barrels of produced water per day.

•Three-for-one stock split effective March 26, 2024

•Consolidated net income of $229.0 million, or $9.95 per share (diluted)

•Consolidated revenues of $346.5 million, including record water segment revenues of $131.0 million

•Adjusted EBITDA(1) of $305.3 million

•Free cash flow (1) of $230.5 million

•Royalty production of 24.9 thousand Boe per day

•$16.6 million of common stock repurchases

•$53.8 million of total cash dividends paid through June 30, 2024

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“This quarter’s strong results highlight the meaningful contribution derived from investments we have made in the water business since its inception in 2017,” said Tyler Glover, Chief Executive Officer of the Company. “The substantial investment into hiring personnel and developing targeted infrastructure over several years was a pivotal moment in the Company’s history, purposefully positioning TPL to be at the forefront of the Permian Basin’s emergence as a world-class resource. This most recent quarter represents corporate records for each of water sales and produced water royalties revenues, which is a testament to the water segment’s continued success and relevance to TPL overall. The Permian Basin, with its enormous size and excellent resource quality, provides TPL a long growth runway, and we remain focused on extracting maximum value where we can leverage our superb people, technology, and asset footprint.”

Financial Results for the Second Quarter of 2024 - Sequential

The Company reported net income of $114.6 million for the second quarter of 2024 compared to net income of $114.4 million for the first quarter of 2024.

Total revenues for the second quarter of 2024 were $172.3 million compared to $174.1 million for the first quarter of 2024. The slight decrease in revenues is primarily due to a decrease of $4.1 million in easements and other surface-related income and a $2.3 million decrease in oil and gas royalty revenue compared to the first quarter of 2024. While the Company’s share of production was 24.9 thousand Boe per day for the second quarter of 2024 versus 24.8 thousand Boe per day for the first quarter of 2024, the average realized price decreased 3% to $41.44 per Boe in the second quarter of 2024 compared to $42.71 per Boe in the first quarter of 2024. These decreases in revenue were partially offset by increases of $3.5 million in water sales and $2.3 million in produced water royalties over the same period. The growth in water sales is principally due to an increase of 16.5% in water sales volumes for the second quarter of 2024 compared to the first quarter of 2024. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses were $39.1 million for the second quarter of 2024 compared to $38.1 million for the first quarter of 2024. The change in operating expenses is principally related to an increase in water service-related expenses over the same time period.

Financial Results for the Second Quarter of 2024 - Year Over Year

Total revenues for the six months ended June 30, 2024 were $346.5 million compared to $307.0 million for the same period of 2023. All revenue streams, except land sales, increased for the six months ended June 30, 2024 with the $18.4 million increase in water sales being the biggest contributor. The growth in water sales is principally due to an increase of 25.5% in water sales volumes. Additionally, oil and gas royalty revenue increased $10.4 million primarily due to higher production volumes for the six months ended June 30, 2024 compared to the same period of 2023. Oil and gas royalty revenue for the six months ended June 30, 2023 included an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties for older production periods. Excluding the impact of the $8.7 million settlement on 2023 revenues, oil and gas royalty revenue for the six months ended June 30, 2024 increased $19.1 million over the six months ended June 30, 2023. The Company’s share of production was 24.9 thousand Boe per day for the six months ended June 30, 2024 versus 22.9 thousand Boe per day for the same period of 2023. The average realized price was $42.07 per Boe for the six months ended June 30, 2024 versus $41.08 per Boe for the same period of 2023. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers.

Total operating expenses were $77.2 million for the six months ended June 30, 2024 compared to $81.7 million for the same period of 2023. The change in operating expenses is principally related to a decrease in legal and professional fees for the six months ended

June 30, 2024 compared to the same period of 2023, partially offset by higher water service-related expenses due to the 25.5% increase in water sales volumes.

Special Cash Dividend Declared

On June 13, 2024, the Company’s Board of Directors (the “Board”) declared a special cash dividend of $10.00 per share which was paid on July 15, 2024 to stockholders of record at the close of business on July 1, 2024.

Quarterly Dividend Declared

On August 6, 2024, the Company's Board declared a quarterly cash dividend of $1.17 per share, payable on September 17, 2024 to stockholders of record at the close of business on September 3, 2024.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, August 8, 2024 at 7:30 a.m. Central Time to discuss second quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13745173. The telephone replay will be available starting shortly after the call through August 22, 2024.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 869,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC's website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023(2)
Company’s share of production volumes(1):
Oil (MBbls)	967	990	1,958	1,792
Natural gas (MMcf)	3,851	3,806	7,658	7,088
NGL (MBbls)	661	633	1,294	1,177
Equivalents (MBoe)	2,270	2,258	4,528	4,151
Equivalents per day (MBoe/d)	24.9	24.8	24.9	22.9

Oil and gas royalty revenue (in thousands):
Oil royalties	$74,747	$72,614	$147,361	$127,077
Natural gas royalties	2,367	7,062	9,429	14,731
NGL royalties	12,699	12,444	25,143	21,069
Total oil and gas royalties	$89,813	$92,120	$181,933	$162,877

Realized prices (1):
Oil ($/Bbl)	$80.93	$76.77	$78.82	$74.24
Natural gas ($/Mcf)	$0.66	$2.01	$1.33	$2.25
NGL ($/Bbl)	$20.78	$21.24	$21.00	$19.34
Equivalents ($/Boe)	$41.44	$42.71	$42.07	$41.08

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics and dollars provided for the six months ended June 30, 2023 exclude the impact of an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
Revenues:
Oil and gas royalties	$89,813	$92,120	$181,933	$171,542
Water sales	40,650	37,126	77,776	59,377
Produced water royalties	25,301	23,006	48,307	40,975
Easements and other surface-related income	16,570	20,646	37,216	33,677
Land sales	—	1,244	1,244	1,400
Total revenues	172,334	174,142	346,476	306,971

Expenses:
Salaries and related employee expenses	12,771	12,461	25,232	21,189
Water service-related expenses	14,824	10,212	25,036	15,943
General and administrative expenses	3,673	4,924	8,597	6,879
Legal and professional fees	2,307	4,057	6,364	26,782
Ad valorem and other taxes	1,444	2,357	3,801	3,644
Land sales expenses	—	250	250	5
Depreciation, depletion and amortization	4,093	3,840	7,933	7,297
Total operating expenses	39,112	38,101	77,213	81,739

Operating income	133,222	136,041	269,263	225,232

Other income, net	13,220	9,943	23,163	12,260
Income before income taxes	146,442	145,984	292,426	237,492
Income tax expense	31,853	31,567	63,420	50,531
Net income	$114,589	$114,417	$229,006	$186,961

Net income per share of common stock (1)
Basic	$4.99	$4.97	$9.96	$8.10
Diluted	$4.98	$4.97	$9.95	$8.10

Weighted average number of shares of common stock outstanding (1)
Basic	22,987,971	23,003,001	22,995,486	23,068,056
Diluted	23,013,793	23,020,249	23,018,313	23,083,643

(1)All share and share price amounts reflect the three-for-one stock split effected on March 26, 2024.

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	June 30, 2024		March 31, 2024
Revenues:
Land and resource management:
Oil and gas royalties	$89,813	52%	$92,120	53%
Easements and other surface-related income	14,219	8%	18,121	10%
Land sales	—	—%	1,244	1%
Total land and resource management revenue	104,032	60%	111,485	64%

Water services and operations:
Water sales	40,650	24%	37,126	21%
Produced water royalties	25,301	15%	23,006	13%
Easements and other surface-related income	2,351	1%	2,525	2%
Total water services and operations revenue	68,302	40%	62,657	36%
Total consolidated revenues	$172,334	100%	$174,142	100%

Net income:
Land and resource management	$80,129	70%	$80,971	71%
Water services and operations	34,460	30%	33,446	29%
Total consolidated net income	$114,589	100%	$114,417	100%

	Six Months Ended
	June 30, 2024		June 30, 2023
Revenues:
Land and resource management:
Oil and gas royalties	$181,933	53%	$171,542	56%
Easements and other surface-related income	32,340	9%	32,401	11%
Land sales	1,244	—%	1,400	—%
Total land and resource management revenue	215,517	62%	205,343	67%

Water services and operations:
Water sales	77,776	22%	59,377	20%
Produced water royalties	48,307	14%	40,975	13%
Easements and other surface-related income	4,876	2%	1,276	—%
Total water services and operations revenue	130,959	38%	101,628	33%
Total consolidated revenues	$346,476	100%	$306,971	100%

Net income:
Land and resource management	$161,100	70%	$134,976	72%
Water services and operations	67,906	30%	51,985	28%
Total consolidated net income	$229,006	100%	$186,961	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three months ended June 30, 2024 and March 31, 2024 and for the six months ended June 30, 2024 and June 30, 2023 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
Net income	$114,589	$114,417	$229,006	$186,961
Add:
Income tax expense	31,853	31,567	63,420	50,531
Depreciation, depletion and amortization	4,093	3,840	7,933	7,297
EBITDA	150,535	149,824	300,359	244,789
Add:
Employee share-based compensation	2,700	2,220	4,920	4,715
Adjusted EBITDA	153,235	152,044	305,279	249,504
Less:
Current income tax expense	(30,766)	(31,898)	(62,664)	(51,204)
Capital expenditures	(6,499)	(5,662)	(12,161)	(5,144)
Free Cash Flow	$115,970	$114,484	$230,454	$193,156